UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2016

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

05-0420589

(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                               DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 23, 2016, Peter Rendall, our Chief Financial Officer, informed us that he will be resigning his position in order to pursue another business opportunity closer to his family.  Mr. Rendall indicated that he will remain with us for approximately 30 days in order to transition his responsibilities.  We are engaging an executive search firm to recruit a replacement for Mr. Rendall.

On May 27, 2016, our Board of Directors appointed John McCarthy to serve as our Interim Chief Financial Officer.  Mr. McCarthy, age 54, was formerly a partner at Ernst & Young LLP.  He retired earlier this year after a 32-year career at the firm, where he served as the New England Financial Accounting Advisory Services Practice Leader and an audit partner from 2011 until his retirement.  During his career, Mr. McCarthy was a global client service partner for large multinational companies headquartered in the United States with operations around the globe.  Mr. McCarthy was a member of Ernst & Young’s Global Account Partner Group and also served for two years in the firm’s National Accounting Group, where he focused on SEC matters and served as a technical advisor to several offices in the region.  Mr. McCarthy received a bachelor’s degree in accounting from Providence College and is a certified public accountant.  We have agreed to pay Mr. McCarthy a salary that averages approximately $45,000 per month but varies by month, depending on his anticipated workload.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.

Date: May 27, 2016	By:	/s/ Martin Kits van Heyningen
Martin Kits van Heyningen
Chief Executive Officer

3